Exhibit 10

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of April 18, 2003, is entered into by and among Argosy Gaming Company, a Delaware corporation, Alton Gaming Company, an Illinois corporation, Argosy of Iowa, Inc., an Iowa corporation, Argosy of Louisiana, Inc., a Louisiana corporation, Belle of Sioux City, L.P., an Iowa limited partnership, Catfish Queen Partnership in Commendam, a Louisiana partnership in commendam, Centroplex Centre Convention Hotel, L.L.C., a Louisiana limited liability company, Empress Casino Joliet Corporation, an Illinois corporation, Indiana Gaming II, L.P., an Indiana limited partnership, The Indiana Gaming Company, an Indiana corporation, Indiana Gaming Holding Company, an Indiana corporation, Indiana Gaming Company, L.P., an Indiana limited partnership, Iowa Gaming Company, an Iowa corporation, Jazz Enterprises, Inc., a Louisiana corporation, and The Missouri Gaming Company, a Missouri corporation (collectively, the “Borrowers”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender, and amends that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2001 (the “Credit Agreement”), by and among the Borrowers, the financial institutions listed in Schedule I to the Credit Agreement, Credit Lyonnais Los Angeles Branch, as Syndication Agent, Bank of Scotland and Bankers Trust Company, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender.  Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Credit Agreement, and the rules of interpretation set forth in Sections 1.02, 1.03, 1.04, 1.05, 1.10 and 1.11 of the Credit Agreement shall be applicable to this Amendment.

RECITAL

WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement, and the Required Lenders, on the terms and subject to the conditions set forth herein, have agreed to so amend the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.         Amendments.  On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 2 below:

(a)           The following definitions are hereby added to Section 1.01 of the Credit Agreement:

“Escrowed Senior Subordinated Note Refinancing Indebtedness” shall mean Indebtedness incurred under Section 5.02(a)(xiv) for so long as and to the extent that the proceeds of such Indebtedness are held in a blocked account maintained with the Administrative Agent as described in the proviso to Section 5.02(a)(xiv).

“Pre-Approved Capital Expenditures” shall mean, collectively, (a) Capital Expenditures made with respect to the Riverside Casino on or after the Restatement Effective Date in an aggregate amount not to exceed $105,000,000, (b) Capital Expenditures made with respect to the Sioux City Casino on or after the Restatement Effective Date in an aggregate amount not to exceed $10,000,000 and (c) Capital Expenditures made with respect to the Empress Casino on or after the Restatement Effective Date in an aggregate amount not to exceed $170,000,000.

(b)           The definition of “Fixed Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

For the avoidance of doubt, items that fall within clauses (a) and (b) of the foregoing sentence which relate to Escrowed Senior Subordinated Note Refinancing Indebtedness shall be treated as Fixed Charges for all purposes of this Agreement.

(c)           The definition of “Funded Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Funded Debt” shall mean the obligations described in clauses (a), (b), (c), (d), (e), (g) and (h) of the definition of “Indebtedness”; provided, however, that Funded Debt shall not include any Escrowed Senior Subordinated Note Refinancing Indebtedness.

(d)           The penultimate sentence of Section 2.01(b) of the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Each Notice of Revolving Loan Borrowing shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or facsimile number and during the hours specified in Section 8.01.

(e)           The penultimate sentence of Section 2.01(d) of the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Each Notice of Revolving Loan Conversion shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01.

(f)            The penultimate sentence of Section 2.01(e)(ii) of the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Each Notice of Revolving Loan Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Section 8.01.

(g)           The penultimate sentence of Section 2.02(d) of the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Each Notice of Term Loan Conversion shall be delivered by first-class mail or facsimile to the Administrative Agent at the office or to the facsimile number and during the hours specified in Section 8.01.

(h)           The penultimate sentence of Section 2.02(e)(ii) of the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Each Notice of Term Loan Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Section 8.01.

(i)            Section 4.01(t) of the Credit Agreement is hereby amended to read in its entirety as follows:

(t)            Labor Matters.  (i) There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party and (ii) there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Borrowers, jurisdictional disputes or organizing activities occurring or threatened, except, in the case of (i) and (ii), for events or circumstances which, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(j)            The second sentence of Section 4.01(z) of the Credit Agreement is hereby amended to read in its entirety as follows:

As of the Restatement Effective Date, such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

(k)           Section 5.02(a)(xiv) of the Credit Agreement is hereby amended to read in its entirety as follows:

(xiv)        Indebtedness of the Borrowers under initial or successive refinancings of any Indebtedness permitted by clause (ii), (iii), (iv), (viii) or (ix) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced, (B) the material terms and provisions of any such refinancing (including redemption, prepayment, default and subordination provisions but excluding interest rate, fees and other pricing provisions) are no less favorable to the applicable Borrowers (or to the Lenders in the case of the subordination provisions) than those of the Indebtedness being refinanced and (C) the weighted average life to maturity of such Indebtedness is not less than the weighted average life to maturity of the Indebtedness being refinanced; provided, that if the proceeds of such Indebtedness are intended to be used to repurchase all or a portion of the then outstanding Senior Subordinated Notes but are not used to immediately repurchase such Senior Subordinated Notes, such Indebtedness shall continue to constitute Permitted Indebtedness for so long as and to the extent that the proceeds of such Indebtedness are held in a blocked account maintained with the Administrative Agent pursuant to a control agreement in form and substance satisfactory to the Administrative Agent not later than June 30, 2004 and provided, further, that the proceeds of such Indebtedness may not be withdrawn from such blocked account until the

Borrowers deliver to the Administrative Agent a certificate executed by the president or chief financial officer of Argosy certifying that the amount or amounts to be withdrawn from such blocked account will be used solely to repurchase all or a portion of the then outstanding Senior Subordinated Notes; and

(l)            Section 5.02(d)(iii)(B) of the Credit Agreement is hereby amended to read in its entirety as follows:

(B)           The aggregate consideration paid by the Loan Parties for all such acquisitions (excluding consideration consisting of the Equity Securities of Argosy or its Subsidiaries) in any fiscal year does not exceed $125,000,000.

(m)          Section 5.02(f)(iii) of the Credit Agreement is hereby amended to read in its entirety as follows:

(iii)          From and after September 30, 2001, Argosy may repurchase its capital stock for cash, provided, that, in each case, (A) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment or repurchase, (B) the aggregate amount of such repurchases does not exceed $50,000,000 during the term of this Agreement, (C) at the time of the declaration of and at the time of payment of any such repurchase, the Borrowers are in compliance with the financial covenants set forth in Section 5.03, in each case calculated on a pro forma basis based on the assumption that such repurchases had occurred during the most recently ended fiscal quarter and (D) such repurchase is permitted to be made under the terms of the Senior Subordinated Indenture and the New Subordinated Indenture;

(n)           Section 5.02(g) of the Credit Agreement is hereby amended to read in its entirety as follows:

(g)           Change in Business.  No Loan Party shall engage, either directly or indirectly through Affiliates, in any business substantially different from the business in which the Loan Parties are engaged on the Restatement Effective Date and businesses reasonably related thereto.  The parties hereto agree that for purposes of this Section 5.02(g), the ownership and operation of racetracks and the conduct of pari-mutuel wagering and gaming activities at such racetracks shall be deemed businesses which are not substantially different from the businesses in which the Loan Parties are engaged on the Restatement Effective Date.

(o)           Section 5.02(l) of the Credit Agreement is hereby amended to read in its entirety as follows:

(l)            Expenditure Basket.  From and after January 1, 2003, the Borrowers shall not permit the sum of (i) the aggregate consideration in respect of Acquisitions permitted under Section 5.02(d), (ii) all Investments made under Section 5.02(e)(iii), and (iii) all Capital Expenditures made by the Loan Parties (other than the Pre-Approved Capital Expenditures and up to $50,000,000 in the aggregate of Maintenance Capital Expenditures in the applicable fiscal year of Argosy), to exceed $175,000,000 in any fiscal year of Argosy (the “Expenditure Basket”); provided, however, that to the extent that the Loan Parties do not use the entire amount of the Expenditure Basket in any fiscal year of Argosy, up to $25,000,000 of the unused amount of such Expenditure Basket may be carried forward and used by the Loan Parties in the next succeeding fiscal year and such carried forward amount shall be deemed the first amount of the Expenditure Basket used by the Loan Parties in such next succeeding fiscal year.

(p)           The table set forth in Section 5.03(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

Period	Total Funded Debt to EBITDA Ratio
Restatement Effective Date to and including December 31, 2004	4.25:1.00

January 1, 2005 and thereafter	4.00:1.00

(q)           The table set forth in Section 5.03(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

Period	Senior Funded Debt to EBITDA Ratio
Restatement Effective Date to and including December 31, 2004	2.50:1.00

January 1, 2005 and thereafter	2.00:1.00

(r)            Section 5.03(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

(e)           Minimum Maintenance Capital Expenditures.  The Borrowers shall make Maintenance Capital Expenditures to the Casinos in an aggregate amount of not less than $25,000,000 in each fiscal year of Argosy.

(s)           Section 5.03(f) of the Credit Agreement is hereby deleted.

(t)            Schedules 4.01(g), 4.01(n) and 4.01(q) to the Credit Agreement are hereby amended in their entirety to read as set forth on Schedules 4.01(g), 4.01(n) and 4.01(q) hereto.

(u)           The last sentence of Section 2 of Exhibit J to the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date an executed copy of this Assignment Agreement is delivered to the Administrative Agent in accordance with Section 3 hereof.

(v)           Section 3 of Exhibit J to the Credit Agreement is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

3.             Assignment Effective Notice.  Upon (a) receipt by the Administrative Agent of a copy of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrowers and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to the Borrowers, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).

(w)          The second sentence of the first paragraph of Attachment 2 to Exhibit J is hereby amended, effective as of the Restatement Effective Date, to read in its entirety as follows:

The Administrative Agent hereby acknowledges receipt of a completed and fully executed Assignment Agreement, a copy of which is attached hereto.

SECTION 2.         Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of the amendments contained in Section 1 above is conditioned upon, and such amendments shall not be effective until, each of the following conditions has been satisfied (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)           The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrowers and the Administrative Agent.

(b)           The Required Lenders shall have approved this Amendment in writing (the “Written Approval”) and shall have authorized the Administrative Agent to execute and deliver this Amendment on their behalf.

(c)           The Administrative Agent shall have received, on behalf of the Lenders, copies of (i) corporate, partnership or limited liability company resolutions of the board of directors, partners or managers of the Borrowers authorizing and ratifying the transactions contemplated hereby, certified as of the Amendment Effective Date by the Secretary or an Assistant Secretary of the Borrowers, and (ii) a good standing certificate for each Borrower from its jurisdiction of formation.

(d)           The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

(e)           The Borrowers shall have paid to the Administrative Agent, for the account of each Lender which executes the Written Approval on or prior to April 18, 2003 in accordance with each such Lender’s Proportionate Share, a non-refundable amendment fee equal to 0.20% of the sum of (i) such Lender’s Revolving Credit Commitment and (ii) the Effective Amount of such Lender’s Term Loans.  Such amendment fees shall be fully earned upon becoming due and payable and shall not be refundable for any reason whatsoever.

SECTION 3.         Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided in this Amendment, each Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a)           Power and Authority.  Each Borrower has all requisite corporate or partnership power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”).

(b)           Authorization of Agreements.  The execution and delivery of this Amendment by each Borrower and the performance of the Amended Credit Agreement by each Borrower have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by each Borrower.

(c)           Enforceability.  Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general.  The enforceability of the obligations of each Borrower hereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           No Conflict.  The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of each of this Amendment and the Amended Credit Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to such Borrower or its properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of such Borrower or any material agreement, indenture, lease or instrument binding upon such Borrower or its properties or other assets or (iii) result in the creation or imposition of any Liens on its properties other than as permitted under the Credit Agreement.

(e)           Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Borrower of this Amendment.

(f)            Representations and Warranties in the Credit Agreement.  Each Borrower confirms that as of the Amendment Effective Date the representations and warranties contained in Article IV of the Credit Agreement are (after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default has occurred and is continuing.

(g)           Restricted Subsidiaries.  As of the Amendment Effective Date, the Borrowers have no Restricted Subsidiaries.

SECTION 4.         Miscellaneous.

(a)           Reference to and Effect on the Credit Agreement and the other Credit Documents.

(i)            Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii)           The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or any of the other Credit Documents.

(iii)          Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Credit Agreement, and the Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(b)           Expenses.  The Borrower acknowledges that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid in accordance with Section 8.02 of the Credit Agreement.

(c)           Headings.  Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Transmission by telecopier of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e)           Governing Law.  This Amendment shall be governed by and construed according to the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ARGOSY GAMING COMPANY, a Delaware corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Sr. VP-CFO

ALTON GAMING COMPANY, an Illinois corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

ARGOSY OF IOWA, INC., an Iowa corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

ARGOSY OF LOUISIANA, INC., a Louisiana corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

BELLE OF SIOUX CITY, L.P., an Iowa limited partnership

By:	Iowa Gaming Company, an Iowa corporation
Its:	General Partner

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

CATFISH QUEEN PARTNERSHIP IN COMMENDAM, a Louisiana partnership in commendam

By:	Argosy of Louisiana, Inc., a Louisiana corporation
Its:	General Partner

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

By:	Jazz Enterprises, Inc., a Louisiana corporation
Its:	Limited Partner

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C., a Louisiana limited liability company

By:	Argosy Gaming Company, a Delaware corporation
Its:	Sole Member

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Sr. VP-CFO

EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

INDIANA GAMING II, L.P., an Indiana limited partnership

By:	Indiana Gaming Holding Company, an Indiana corporation
Its:	General Partner

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

THE INDIANA GAMING COMPANY, an Indiana corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

INDIANA GAMING HOLDING COMPANY, an Indiana corporation

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

INDIANA GAMING COMPANY, L.P., an Indiana limited partnership

By:	The Indiana Gaming Company, an Indiana corporation
Its:	General Partner

By:	/s/ Dale R. Black
Name:	Dale Black
Title:	Treasurer

IOWA GAMING COMPANY, an Iowa corporation

By:	/s/ Dale R. Black
Name:	Dale R Black
Title:	Treasurer

JAZZ ENTERPRISES, INC., a Louisiana corporation

By:	/s/ Dale R. Black
Name:	Dale R Black
Title:	Treasurer

THE MISSOURI GAMING COMPANY, a Missouri corporation

By:	/s/ Dale R. Black
Name:	Dale R Black
Title:	Treasurer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title: